UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 18, 2010

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 18, 2010 the Company held its 2010 Annual Meeting of Shareholders. Samuel H. Armacost, Ronald S. Beard, John C. Cushman, III, George Fellows, Yotaro Kobayashi, John F. Lundgren, Adebayo O. Ogunlesi, Richard L. Rosenfield, and Anthony S. Thornley were elected to the Board of Directors. In addition, the Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The voting results for the election of directors were as follows:

Name	Votes For	Votes Withheld
Samuel H. Armacost	32,443,091	18,065,016
Ronald S. Beard	32,621,187	17,886,920
John C. Cushman, III	32,598,177	17,909,930
George Fellows	50,162,318	345,789
Yotaro Kobayashi	50,096,785	411,322
John F. Lundgren	50,166,028	342,079
Adebayo O. Ogunlesi	50,160,473	347,634
Richard L. Rosenfield	32,617,283	17,890,824
Anthony S. Thornley	49,519,703	988,404

The voting results for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Vote
56,725,074	348,697	160,078	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: May 18, 2010	By:	/s/ BRIAN P. LYNCH
	Name:	Brian P. Lynch
	Title:	Vice President and Corporate Secretary